                                                                    Exhibit 10.7
                                                                    ------------

                               LICENSE AGREEMENT

     This License Agreement ("Agreement") dated as of July 31, 1998 (the "Effective Date"), is by and between Engage Technologies, Inc., with offices at 100 Brickstone Square, Andover, Massachusetts, U.S.A. 01810 ("Engage") and Engage Technologies Japan, Inc., with offices at Hitotsubashi 1-2-2, Chiyoda-ku, Tokyo, Japan 100-8601, formerly known as Sumisho Mineral Resources Development Co., Ltd. ("Provider").

     WHEREAS, Engage is in the business of providing certain data services useful for marketing on the Internet; and

     WHEREAS, Provider desires to maintain and distribute, and Engage agrees to permit Provider to maintain and distribute, such Engage data services in Japan upon the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.
     -----------

     "Customer" means a person or entity domiciled in the Territory that
      --------
purchases a Product.

     "Data Services" means the Engage proprietary Internet behavioral profiling
      -------------
and marketing data services as is currently marketed by Engage as "Engage.Knowledge", which services permit a Subscriber to access and use a repository of data generated by user activity on the Internet.

     "Know-How" mean all inventions (whether or not patentable), results,
      --------
discoveries, improvements, know-how, techniques, materials, products, designs, processes or other technology or intellectual property rights, including without limitation the Technology, owned or controlled by Engage and reasonably useful for the development, use and sale of the Data Services and Products in the Territory.

     "Mark" means the Engage proprietary trademark "Engage.Knowledge."
      ----

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

     "Product" means a report or analysis generated by Provider through use of
      -------
the Technology.

     "Provider Technology" means the Engage-proprietary computer software
      -------------------
programs required for Provider to operate the Data Services which Engage currently owns, controls or has the right to use and which Engage is currently marketing as of the date hereof, which are: Journal Server, Link Server, Knowledge DSS Engine, Knowledge Profile Engine, and Knowledge Report Engine, as well as all updates, upgrades and revisions thereto, including the localized versions thereof. In addition to the foregoing, in the event that Engage intends to license any additional technology not included above in the Territory for which Engage may have the right to so license, Engage shall so notify Provider, and, if requested by Provider within 10 days of receipt of such notification, shall negotiate for a period not to exceed 60 days the terms under which such technology shall be added to this Agreement as Provider Technology. If the parties fail to reach agreement on the addition of such technology hereunder within such 60-day period, Engage shall be free to license such technology to any third party; if an agreement is reached on such terms, such technology shall additionally be Provider Technology under this Agreement.

     "Subscriber" means any person or entity domiciled in the Territory that
      ----------
purchases a subscription to the Data Services.

     "Subscriber Technology" means the Engage-proprietary computer software
      ---------------------
programs required for a Subscriber to utilize the Data Services which Engage currently owns, controls or has the right to use and which Engage is currently marketing as of the date hereof, which are: Journal Client and Link Client, as well as all updates, upgrades and revisions thereto, including the localized versions, if any, thereof. In addition to the foregoing, in the event that Engage intends to license any additional technology not included above in the Territory for which Engage may have the right to so license, Engage shall so notify Provider, and, if requested by Provider within 10 days of receipt of such notification, shall negotiate for a period not to exceed 60 days the terms under which such technology shall be added to this Agreement as Subscriber Technology. If the parties fail to reach agreement on the addition of such technology hereunder within such 60-day period, Engage shall be free to license such technology to any third party; if an agreement is reached on such terms, such technology shall additionally be Subscriber Technology under this Agreement.

     "Subscription Agreement" means an Agreement between Provider and a
      ----------------------
Subscriber pursuant to which Provider shall sell each subscription to its Data Services, which agreement shall be substantially similar to the Engage.Knowledge Agreement attached hereto as Exhibit A as modified by the terms of this
                             ------------------------------------------
Agreement.
---------

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     "Technology" means the Provider Technology and Subscriber Technology
      ----------
collectively.

     "Territory" means Japan.
      ---------

2.   Data Services.
     -------------

     2.1  Grant of Rights.  Subject to the terms of this Agreement, Engage
          ---------------
grants Provider an exclusive, non-transferable right, without the right to grant sublicenses except as permitted in Section 2.2, to take the following actions in the Territory: (i) use the Know How, including the Technology, internally only at Provider's principal sales office to construct and maintain a data repository for the purposes of (a) marketing and selling to Subscribers subscriptions to the Data Services and (b) marketing and selling Products to Customers; (ii) make one copy of the Technology for back up and archival purposes; (iii) market, distribute, sell and maintain the Subscriber Technology to and for Subscribers, and (iv) use the Mark, as permitted in Section 5, solely for purposes of marketing, distributing, selling and maintaining subscriptions to the Data Services to Subscribers and Products to Customers. Provider shall not authorize or appoint any third party as a subdistributor or other sales agent with respect to the Data Services or Products except in accordance with Section 2.2.

     2.2  Subdistributors.  With the prior written consent of Engage (which
          ---------------
shall not be unreasonably withheld), Provider may sublicense its rights under
Section 2.1(iii)-(iv) to further the objectives set forth in this Agreement; provided that (i) no subdistributor shall be permitted to use the Provider Technology, or to construct or maintain a data repository, or offer Data Services or Products, other than in association with the data repository and Data Services of Provider, and (ii) each such subdistributor agrees to perform the duties set forth in this Agreement listed below. Provider shall notify Engage in writing of its intention to appoint any such subdistributor and the subdistributor's proposed territory, and provide with such notification a full description of the proposed appointee, including without limitation a description of its existing territory, facilities, management, sales and marketing personnel, clientele, product lines, including products or services which might be competitive with the Data Services or Products, financial resources, reputation in the marketplace, and any other factors relevant to the capability of such appointee to effectively market and service the Data Services and Products in the Territory. Provider shall execute an agreement with each subdistributor under which the subdistributor is obligated to comply with the provisions set forth in this Agreement to the extent applicable, including without limitation those set forth in Sections 2.3, 2.4, 4.1, 5, 6, 8, 9.2 and 10-13. In addition, such agreement shall provide that (i) termination or expiration of this Agreement shall automatically terminate such agreement, and
(ii) each subdistributor shall provide Provider with the records and right of inspection set forth in Section 3.5. Provider shall at all times during the term

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of this Agreement make its best endeavors to ensure that each subdistributor complies with the terms of said agreement. If Provider becomes aware of any violation of the agreement, it will immediately notify Engage, and Provider shall take all reasonable steps as directed by Engage to stop such violation and/or terminate such agreement. Provider shall remain primarily responsible to Engage for all of its subdistributors' activities. Notwithstanding anything in this Agreement to the contrary, no subdistributor shall have the right to grant sublicenses with respect to the rights in Section 2.1.

     2.3  Restrictions.  Provider will not (and will not allow any third party
          ------------
to) (i) reverse engineer or attempt to discover any source code or underlying ideas or algorithms of the Technology, (ii) modify, translate, or otherwise create "Derivative Works" (as defined at 17 U.S.C. Section 101) of the Technology or Know How, (iii) incorporate or embed the Technology, in whole or in part, into another product or other computer software code, (iv) reproduce or otherwise manufacture the Technology, (v) provide, lease, or lend the Technology, (vi) allow the removal, alteration, covering or obscuring of any copyright notice or any other notice or mark that appears on the Technology, on any copies, or any media, or (vii) copy the Technology, except as expressly permitted herein. Provider shall not solicit or accept any order for Data Services or Products from a person or entity domiciled or located outside of the Territory. Provider shall be fully responsible for the actions of each of its employees and independent contractors with respect to the proper use and protection of the Know How. All rights not expressly granted to Provider herein in the Know How and Technology are reserved by Engage. There are no implied rights.

     2.4  Provider's Duties.
          ------------------

          2.4.1  Marketing Efforts.  Provider shall use its best efforts to
                 -----------------
construct, maintain and promote the distribution and use of the Data Services and Products in the Territory. Provider shall have full freedom to establish the price for subscriptions to the Data Services and sale of Products in the Territory.

          2.4.2  Organization.  Provider shall maintain a sales organization of
                 ------------
sufficient size and qualifications to promote the sale of subscriptions to the Data Services and Products throughout the Territory.

          2.4.3  Subscription Agreements.  Provider shall not sell subscriptions
                 -----------------------
to the Data Services unless the Subscriber has signed and delivered to Provider a Subscription Agreement. Provider shall sell, price and enforce the agreement to use the Data Services in accordance with any restrictions set forth in the applicable Subscription Agreement with respect to the permitted number of seats, users, transactions, domain names or other specified parameters. In the event that Engage modifies materially its current form of Engage.Knowledge Agreement (attached

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

hereto as Exhibit A), Provider shall, upon prior notification by Engage,
          ---------
promptly make corresponding modifications to the Subscriber Agreement. Engage and Provider may mutually agree to change the Subscriber Agreement as appropriate.

          2.4.4  Enforcement of Licenses.  Provider shall make its best
                 -----------------------
endeavors to enforce the terms of the Subscription Agreement and inform Engage of any breach of such terms of which Provider becomes aware. Provider shall not make any representations, warranties, or other statements regarding the Data Services to any third party other than those contained in the documentation supplied by Engage with the Data Services.

          2.4.5  Marketing Materials.  Provider shall submit to Engage for
                 -------------------
review any advertising, promotional or instructional materials relating to the Data Services or Products (other than materials supplied by Engage) including translations of Engage-provided materials, and shall not publish or distribute any such materials without Engage's prior written approval. Provider further agrees that Engage shall own all rights to and interests in any translation of Engage-supplied materials and shall undertake any necessary action to perfect such rights and interests. All such materials shall remain the sole and exclusive property of Engage.

          2.4.6  Maintenance Services.  Provider shall be solely responsible for
                 --------------------
providing maintenance and support services to its Subscribers and subdistributors for the Subscriber Technology.

          2.4.7  Governmental Registrations and Import Permit.  Provider shall
                 --------------------------------------------
be responsible, at its own expense, for obtaining all (i) governmental registrations in the Territory required for the performance of this Agreement (and shall provide translated copies of related documents to Engage), and (ii) necessary export and import permits and certificates.

          2.4.8  Leads.  Provider agrees to advise Engage promptly of any
                 -----
license leads or potential customers for the Data Services or Products outside of the Territory.

          2.4.9  Competitive Services.  Provider shall not, except with Engage's
                 --------------------
prior written consent, either directly or indirectly through a third party, promote, market, sell, distribute, support or maintain any services reasonably deemed by Engage to be similar to and competitive with the Data Services or Products.

     2.5  Engage Duties.
          -------------

          2.5.1   Initial Delivery of Technology.  On the Effective Date, Engage
                  ------------------------------
shall provide Provider with the Technology.

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


          2.5.2  Promotional Literature.  At Provider's request, Engage shall
                 ----------------------
supply without cost to Provider an initial allotment of Engage's standard promotional literature (which are written in the English language) for the Data Services, in accordance with Engage's standard policies. Engage agrees upon request to provide additional copies of such promotional literature at Engage's standard rates.

          2.5.3  Maintenance Services.  Engage shall provide only to Provider
                 --------------------
on-going localization, support, maintenance and up-grades to the Technology, the cost of which shall be deemed included in the Royalties (as defined in Section 3.2) received under this agreement and shall not be paid separately.

3.   Fees; Payments Terms.
     --------------------

     3.1  Initial Payment.  In consideration of Engage's performance hereunder,
          ---------------
Provider shall pay to Engage a non-refundable payment in the amount of $3,000,000 (the "Initial Payment"). Engage shall invoice Provider for this amount on July 31, 1998, and Provider shall pay the amount on or before January 31, 1999. As soon as practicable after the date hereof Provider shall enter into a forward exchange contract fixing the Yen/Dollar exchange rate for the initial payment pursuant to the terms set forth in the first sentence of this Clause 3.1.

     3.2  Ongoing Royalty.  Provider shall pay Engage 11.11% of all revenues
          ---------------
received by Provider from sale of subscriptions to the Data Services, sale of Products and use of the Know How in any manner (the "Royalty").

     3.3  Payment Terms.  Except as expressly provided otherwise, all payments
          -------------
hereunder shall be made in U.S. dollars on a quarterly basis within thirty (30) days from the end of each calendar quarter. Royalties payable on revenues received shall be calculated by multiplying the royalty rate times the revenue received and converting the resulting amount into United States dollars at the rate quoted in the Wall Street Journal on the last business day of the quarterly reporting period to which such royalty payments relate. Any payments more than thirty (30) days overdue will bear a late payment fee of 1.5% per month, or, if lower, the maximum rate allowed by law.

     3.4  Tax.
          ---

          3.4.1  Initial Payment.  If Japanese withholding tax should become due
                 ---------------
on Provider's payment to Engage of the Initial Payment, then Provider shall pay such withholding tax, as well as any other duties, assessments and taxes (exclusive of taxes

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on Engage's net income). Engage shall reimburse Provider Provider's payment of any such withholding tax at such time as Engage is ensured of receiving a tax credit against Engage's U.S. tax liability, and such reimbursement shall be limited to the amount of any such credit realized by Engage.

          3.4.2  Royalty.  Provider shall deduct from amounts paid to Engage
                 -------
under Section 3.2 and pay Japanese withholding taxes. Provider shall pay any other duties, assessments and taxes (exclusive of taxes on Engage's net income) applicable to the rights and licenses granted hereunder, to the parties' respective performance hereunder, or to this Agreement without offset to or deduction in the amount due to Engage under Section 3.2. Engage shall reimburse Provider Provider's payment of any such withholding tax at such time as Engage is ensured of receiving a tax credit against Engage's U.S. tax liability, and such reimbursement shall be limited to the amount of any such credit realized by Engage.

     3.5  Records; Inspection.  Provider shall provide Engage with a written or
          -------------------
electronic monthly report, in a mutually agreed upon format, which report shall be sufficient to verify the sale of subscriptions to the Data Services and Products and other revenue received, recorded or invoiced from the Know How (including names and addresses of Subscribers and subdistributors). Upon Engage's request, at mutually agreeable times, but in no event later than fifteen (15) days following Engage's request, Engage or an agent or accounting firm chosen by Engage shall be provided reasonable access during normal business hours to the records of Provider for purposes of audit of fees, if any, due and may make copies of such records. In addition, Provider will cooperate with Engage's reasonable request for Provider to make such inspection with respect to a subdistributor. Engage shall be provided a reasonable opportunity to interview Provider's Subscribers and subdistributors and any employees who have engaged in the marketing related to the Data Services in order to corroborate the information contained in such records. If any such audit reveals an underpayment of more than 5% with respect to amounts due in any fiscal quarter of Provider, Provider shall pay the cost of Engage's audit.

4.   Proprietary Rights.
     ------------------

     4.1  Ownership of Know How.  For purposes of this Agreement only, as
          ---------------------
between the parties, Engage and its suppliers have and shall retain all right, title and interest in and to the Technology and Know How (subject to the licenses granted herein), all copies, enhancements, improvements and Derivative Works thereof (including revisions, updates, versions and releases), and all other materials, including intellectual property rights therein whether existing as of the Effective Date or created by Engage thereafter, subject to the rights granted to Provider hereunder. Provider shall retain all right, title and interest (subject to the licenses granted herein) to technology and data created by Provider. In the event that Sumitomo Corporation or Provider (each an "Inventing Party") creates a module or other functionality that

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may function independently from the Know How, such Inventing Party shall, at the request of Engage, grant Engage a worldwide, royalty-bearing, perpetual license to use and commercialize such module or functionality (i) outside of the Territory and (ii) inside the Territory upon the termination or expiration of this Agreement, subject to mutual agreement between the Inventing Party and Engage on the additional terms and conditions governing such license.

     4.2  Rights to Data.
          --------------

          4.2.1  Rights of Provider.  Provider and Engage shall agree on
                 ------------------
reasonable terms and conditions (including without limitation price) upon which Provider shall be permitted to access and use, solely within the Territory, data from Engage's proprietary data repository. The price for such access and use shall be a reasonable cost plus nominal margin.

          4.2.2  Rights of Engage.  Provider hereby grants to Engage a paid-up,
                 ----------------
royalty-free, worldwide, perpetual, irrevocable license to access, copy and use, solely outside of the Territory, data from Provider's data repository.

5.   Trademark License.
     -----------------

     Engage hereby grants to Provider the right in the Territory during the term of this Agreement to use the name "Engage.Knowledge" (the "Mark") only on or in connection with the Data Services and Products and Provider's advertising for the Data Services and Products, provided that Provider shall: (i) only use the Mark in the form and manner, and in accordance with the quality standards, that Engage prescribes (and which it may change from time to time); (ii) at Engage's request, submit samples of packaging and advertising to Engage for approval;
(iii) upon termination of this Agreement for any reason, immediately cease all use of the Mark. All goodwill associated with the Mark and Provider's use of such Mark shall inure to Engage. Provider shall not contest the validity of, use, register or attempt to register, or take other action with respect to any name, logo, trademark, service mark, or other identifier used anywhere in the world by Engage (or a mark confusingly similar thereto), except to the extent authorized in writing by Engage in advance. Provider's use of the Mark shall clearly identify Engage as the owner of the Mark. Provider shall immediately notify Engage of any potential infringement of the Mark of which Provider becomes aware.

6.   Confidentiality.
     ---------------

     6.1  Confidential Information.  The parties acknowledge and agree that
          ------------------------
during the course of performing their respective duties under this Agreement, the parties may exchange confidential and proprietary information ("Confidential Information"). Confidential Information shall include, without limitation, the Know

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How, the terms of this Agreement, customer lists, trade secrets, product plans and schedules, new product information, technical data and know-how, instructional and operating manuals, financial information, marketing and sales data and plans, and other oral and written information. Each party acknowledges that the Confidential Information of the other party constitutes valuable trade secrets of that party. Each party agrees, therefore, to preserve the confidential nature of the other party's Confidential Information by retaining such Confidential Information in strict confidence and using such Confidential Information only as required to perform hereunder. Each party agrees to promptly report to the other party any violations of these provisions by its employees, consultants, or agents of which they are aware. Except as expressly permitted under this Agreement, neither party shall use, copy, make, modify, display or transmit the Confidential Information, in whole or in part, or cause or permit any third party to do so, without the prior written consent of the other party. A party shall have no duty of confidentiality under this Section 6.1 with respect to information the receiving party can document: (a) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; (b) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; (c) was rightfully in possession of the receiving party without restriction prior to its disclosure by the other party; (d) was independently developed by the receiving party without access to such Confidential Information; or (e) was required to be disclosed by a court or other governmental authority after reasonable notice is given to the other party.

     6.2  Equitable Relief.  If either party breaches any obligation with
          ----------------
respect to the use or confidentiality of the Confidential Information, the other party shall be entitled to equitable relief to protect its interests therein, including without limitation preliminary and permanent injunctive relief in addition to any other remedies it may have.

7.   Term and Termination.
     --------------------

     7.1  Term.  This Agreement shall commence as of the Effective Date and,
          ----
unless sooner terminated as set forth in Section 7.2, continue indefinitely.

     7.2  Termination.
          -----------

          7.2.1  Termination for Cause.  Either party may, at its option,
                 ---------------------
terminate this Agreement if (i) the other party materially breaches a material provision of this Agreement, (ii) such party gives the other party written notice of such material breach (the "Default Notice") stating such party's intention to terminate this Agreement, (iii) the other party fails to correct such breach within thirty (30) days following its receipt of the Default Notice, and (iv) such party gives the other party written notice of termination of this Agreement, which termination will be effective upon its receipt.

          7.2.2  Termination for Financial Distress.  In the event that either
                 ----------------------------------
party files a petition in bankruptcy, or has such a petition filed against it that is not dismissed within thirty (30) days after filing, or is placed in a receivership or reorganization proceeding or is placed in a trusteeship involving an insolvency, or ceases doing business in the ordinary course, this Agreement automatically shall terminate.

          7.2.3  Additional Termination Rights.  Engage may elect to terminate
                 -----------------------------
this Agreement immediately upon notice to Provider in the event that: (i) the Shareholders Agreement between Engage and Sumitomo Corporation of even date herewith (the "Shareholders Agreement") is terminated for a reason not attributable to Engage, or (ii) Provider is liquidated or dissolved for any reason, in which case termination of this Agreement shall be effected immediately prior to Provider's duly authorized decision to liquidate or dissolve and otherwise in such a manner as to comply with applicable law and the objective of this Section 7.2.3, or (iv) Sumitomo Corporation has not, on or prior to August 31, 1998, satisfied the conditions of Sections 2.2 and 2.3 of the Shareholders Agreement and consummated an equity investment in Engage of no less than $1,500,000 due to a reason solely attributable to Sumitomo.

          7.2.4  Nonexclusive Remedy.  Termination is not an exclusive remedy
                 -------------------
and all other remedies will be available whether or not termination occurs.

8.   Effect of Termination.
     ---------------------

     8.1  Consequences.  Upon expiration or termination of this Agreement for
          ------------
any reason: (i) all licenses and other rights granted to Provider under this Agreement will become null and void; (ii) each party will return all tangible embodiments of Confidential Information, catalogs and sales literature in its possession or control, or at the other party's option, destroy such materials and provide the other party with a certificate signed by an executive officer attesting to the destruction thereof; and (iii) all outstanding obligations or commitments of either party to pay amounts to the other party, if any, will become immediately due and payable. Each party understands that the rights of termination hereunder are absolute. Notwithstanding the foregoing, upon the expiration or termination of this Agreement (but not in the event of termination of this Agreement due to a breach by Provider), Provider may retain and use internally, solely for purposes of providing maintenance and support services to Subscribers, a copy of the Technology if Provider is contractually obligated, as of the effective date of termination or expiration, to provide such services; provided, however, that (a) the foregoing right shall terminate earlier of (i) expiration of the last such Subscriber agreement and (ii) one (1) year from the date of such termination, and (b) Engage shall have no obligation to provide Provider or its Subscribers with any maintenance or support services.

     8.2  No Separation Compensation.  Under no circumstances shall Engage be
          --------------------------
liable to Provider or any of its subdistributors by reason of termination, expiration or nonrenewal of this Agreement for indemnification, compensation, reimbursement, or damages for loss of prospective compensation, goodwill or loss thereof, or expenditures, investments, leases, or any type of commitment made in connection with the business of such party or in reliance on the existence of this Agreement including, but not limited to advertising and promotion costs, costs of supplies, termination of employees, employee salaries, and other such costs and expenses.

9.   Indemnification.
     ---------------

     9.1  Indemnification of Provider.  Engage shall, at its expense, indemnify,
          ---------------------------
hold harmless and defend Provider from and against any and all damages, costs and expenses, including reasonable attorneys' fees, incurred by Provider in connection with a claim that the Technology, as delivered by Engage and used by Provider within the scope of this Agreement, infringes any copyright, provided that Provider notifies Engage promptly in writing of the infringement claim and Engage has sole control over the defense or settlement of such claim and Provider, at its expense, provides reasonable assistance in the defense of the same. Notwithstanding the foregoing, in the event that an infringement is found and continued use of the Technology is enjoined, Engage will, at its option and expense, either: (i) procure for Provider the right to continue to use the Technology; (ii) modify or alter the Technology so that it becomes non-infringing; or (iii) replace the Technology with a non-infringing alternative. If all of these options may only be exercised by Engage at an unreasonable cost, then Engage may require Provider to immediately cease all use and distribution of the Technology and terminate the Subscription Agreements under this Agreement and pay to the Provider the Technology purchase fees that Provider paid to Engage, less a portion for prior usage, amortized over a 3 year period.

     Engage shall have no obligation to indemnify Provider with respect to any claim based upon (i) any modification of the Technology by a party other than Engage; (ii) the combination, operation or use of the Technology with a non-Engage software program or data if the claim would have been avoided had such combination, operation or use not occurred; or (iii) the use of other than the latest release of the Technology, if such claim could have been avoided by use of the latest unmodified release. Engage's obligation to indemnify Provider will be reduced to the extent the damages could have been reduced by Provider's use of the latest release.

     9.2  Indemnification of Engage.  Provider shall, at its expense, indemnify,
          -------------------------
hold harmless and defend Engage from, and against any and all damages, costs and expenses including reasonable attorneys' fees, incurred by Engage in connection with any claim (i) against Engage by any Subscriber which relates to such Subscriber's relationship with Provider or a subdistributor (and not to any direct relationship which Engage may have with such Subscriber), (ii) arising from the performance of the Data Services by Provider, or (iii) any representation, promise, guarantee or warranty made or implied by Provider or a subdistributor to the extent it exceeds or differs from those expressly set forth in the documentation accompanying the Data Services EXCEPT as may be attributed to Engage's failure to meet the representations, warranties, covenants or other agreements herein or in the Shareholders Agreement:

10.  Warranty and Disclaimer.
     -----------------------

     10.1  Warranty of Authority.  Engage represents and warrants that it
           ---------------------
possesses the rights in the Know How to perform its obligations hereunder. The representations and warranties contained in Clauses 22.2 and 22.4 of the Shareholders Agreement shall apply in relation to the Technology as if they were set forth in full herein for the benefit of Provider.

     10.2  DISCLAIMER OF WARRANTIES.  EXCEPT AS SET FORTH HEREIN OR IN THE
           ------------------------
SHAREHOLDERS AGREEMENT, ENGAGE MAKES NO WARRANTIES OR REPRESENTATIONS TO PROVIDER OR ANY OTHER PERSON AS TO THE TECHNOLOGY, SOFTWARE OR ANY SERVICES RENDERED WITH THE TECHNOLOGY OR SOFTWARE. ENGAGE DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, ORAL OR WRITTEN, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF THE TRADE.

     10.3  Acknowledgment.  Provider acknowledges that the Know How and
           --------------
Technology have not been prepared to meet the individual requirements of Provider or its Subscribers. It is the responsibility of Provider and its Subscribers to ensure that the functions and facilities performed by the Technology and Data Services meet the Subscriber's requirements.

11.  Limitation of Liability.
     -----------------------

     NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ENGAGE NOR ITS AFFILIATES SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER; OR (II) SPECIAL, CONSEQUENTIAL, INCIDENTAL, RELIANCE, EXEMPLARY, OR INDIRECT DAMAGES (INCLUDING SUCH DAMAGES DUE TO LOSS OF DATA, PROFITS,

OR COMPUTER FAILURE) EVEN IF ENGAGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.  Export Control.
     --------------

     Provider shall comply with all applicable export laws and restrictions.

13.  Miscellaneous.
     -------------

     13.1  Assignment.  Provider shall not assign this Agreement (by operation
           ----------
of law or otherwise), or any rights or obligations hereunder, without the prior written consent of Engage (and any attempt to do so shall be null and void). Subject to the limitations above, this Agreement will mutually benefit and be binding upon the parties, their successors and assigns.

     13.2  Waiver.  No waiver of any portion of this Agreement shall be
           ------
effective unless in writing. The failure of a party at any time to require performance by the other party of any provision shall in no way affect the right of such party to enforce that or any other provision of this Agreement. No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach of the same or any other provision of this Agreement.

     13.3  Notices.  All notices given pursuant to this Agreement shall be in
           -------
writing sent prepaid by certified or registered mail or overnight express service, with return receipt requested in each case. All notices sent by certified mail shall be effective three days after being sent out provided that a facsimile copy is contemporaneously sent. Notices sent by overnight express service shall be effective as of the first business day following submission to the overnight express delivery service. All such notices shall be directed to the respective parties at the addresses set forth on the first page of this Agreement unless either party notifies the other in writing of a new address.

     13.4  Law and Jurisdiction.  This Agreement shall be governed and
           --------------------
interpreted in all respects by and according to the laws of the Commonwealth of Massachusetts, U.S.A., excluding its choice of law provisions. It is the express intent and agreement of the parties that the United Nations Convention for the International Sale of Goods shall not apply to this Agreement or to purchase orders thereunder. This Agreement is written in the English language.

     13.5  Disputes.  Any dispute, controversy or difference which may arise
           --------
among the parties out of or in relation to or in connection with this Agreement or for the breach thereof shall be amicably settled by consultation among the parties. All such disputes, controversies and differences, if not settled amicably, shall be finally settled by arbitration pursuant to the Rules of Conciliation and Arbitration of the

International Chamber of Commerce by three arbitrators appointed in accordance with the said rules. In the event that the arbitration is sought by Engage, the arbitration shall be held in Tokyo, Japan. In the event that the arbitration is sought by Provider, the arbitration shall be held in Boston, Massachusetts, U.S.A. The arbitration shall be in the English language. Notwithstanding the foregoing, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

     13.6  Compliance With Law.  Each party shall at all times during the term
           -------------------
of this Agreement perform its duties hereunder in accordance with all local, state, federal and international laws and regulations, including without limitation the Foreign Corrupt Practices Act of the United States. Provider shall take all actions that are reasonably required to ensure that this Agreement and the transaction contemplated hereby comply with all applicable laws, regulations, rules or other legal and administrative requirements in the Territory.

     13.7  Independent Contractor.  Provider agrees that it is an independent
           ----------------------
contractor and that this Agreement and relations between Engage and Provider hereby established do not constitute a joint venture, agency or contract of employment between them, or any other similar relationship. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other.

     13.8  Severability.  If any provision of this Agreement shall be adjudged
           ------------
by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     13.9  English.  This Agreement has been drafted and executed in the English
           -------
language. In the event of any ambiguity between the English language version and any translation into any other language, the meaning and intent contained in the English language version shall prevail.

     13.10 Entire Agreement.  This Agreement, including Exhibit A attached
           ----------------                             ---------
hereto, constitutes the complete and exclusive statement of the mutual understanding of the parties relating to the subject matter hereof, and supersede and cancel all previous written and oral agreements and communications relating to the subject matter of this Agreement and said agreements.

     13.11 Section Headings.  Section headings are for convenience only and
           ----------------
shall not be considered in the interpretation of this Agreement.

     13.12  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be a condition to effectiveness that each party shall have executed the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.


ENGAGE TECHNOLOGIES, INC.               ENGAGE TECHNOLOGIES JAPAN, INC.

By:  /s/  Paul Schaut                         By:  /s/  Makoto Shibahara
   --------------------------------              -------------------------------

Name:  Paul Schaut                            Name:  Makoto Shibahara
     ------------------------------                -----------------------------

Title:       CEO                              Title:     President
      -----------------------------                 ----------------------------

                                   EXHIBIT A

                           ENGAGE.KNOWLEDGE AGREEMENT

     This Engage.Knowledge Agreement ("Agreement") is entered into as of _____ ("Effective Date") by and between Engage Technologies, Inc. ("Engage") and _____________ ("Licensee").

1.   SCOPE OF AGREEMENT

     This Agreement sets forth the terms and conditions governing Licensee's subscription and/or contribution to Engage's Data Repository (as defined below). By placing an "X" in the appropriate box(es) below, Licensee will elect to subscribe and/or contribute to the Data Repository:

o    Subscription                        o    Contribution

2.   DEFINITIONS

     2.1 "Contributor" means a Licensee that has elected to contribute Visitor Data to the Data Repository as set forth in Section 4.

     2.2 "Data" means the past, present and future compilation of "clickstream" data generated by user activity on the web, as well as such data itself, within the Data Repository.

     2.3 "Data Repository" means the proprietary global Data repository compiled and maintained by Engage.

     2.4 "Documentation" means the user information for the Software, in any form or medium, provided by Engage to Licensee.

     2.5 "Domain Name(s)" means the alphanumeric phrase(s) used by Licensee to designate a particular site on the Internet or an intranet and identified on

Attachment 1.
------------

     2.6 "Enterprise Server" means a computer server used by Licensee solely to collect or combine information from or for one or more Local Servers.

     2.7 "Local Server" means a computer server used by Licensee to host one or more Domain Names.

     2.8 "Personal Information" means the name, personal identity, phone number, mailing address and social security number of a person.

     2.9 "Profile" means a set of Data associated with a unique web browser, which Data provides a demographic and interest description of such web browser.

     2.10 "Software" means the object code form of the Engage computer software programs identified on Attachment 1 including any Updates that Engage provides
                       ------------
to Licensee, as well as related Documentation.

     2.11 "Specified Configuration" means the computer hardware and software products specified in Attachment 1. Engage may change the Specified
                      ------------
Configuration as required for operation of an Update by providing Licensee a revised Attachment 1.
        ------------

     2.12 "Subscriber" means a Licensee that has purchased a right to access and use the Profiles in the Data Repository as set forth in Section 3.

     2.13 "Update" means any update, version, release, revision or modified form of the Software that Engage elects to make available at no additional charge to licensees of the Software.

     2.14 "Visitor Data" means any data generated by a web browser's http requests and posts within a domain name served by a Contributor Enterprise Server (or, if no Enterprise Server is in use, Local Server) that is collected by Contributor using Engage software.

3.   SUBSCRIPTION

     This Section 3 governs Subscriber access to and use of the Data Repository, and will apply to Licensee only if Licensee has elected (as indicated in Section
1) to subscribe to such Data Repository.

     3.1  Grant of Rights.  Subject to Subscriber's compliance with the terms
          ---------------
and conditions of this Agreement, Engage hereby grants to Subscriber a nonexclusive, nontransferable worldwide right to request and be served Profiles. Subscriber may use each Profile only for one "Session" (i.e., the period of time commencing as of a web browser's initial http request within a Domain Name served by an Enterprise Server (or, if no Enterprise Server is in use, a Local Server) and concluding after such web browser has failed for 60 consecutive minutes to make an http request within a Domain Name served by such Enterprise Server or Local Server).

     3.2  Restrictions.  Use of a Profile other than as expressly permitted in
          ------------
Section 3.1 is prohibited, and all rights in the Profiles, Data, and Data Repository are reserved by Engage; Subscriber has no implied rights. Without limiting the generality of the foregoing, Subscriber will not (i) retain a Profile or a copy of a Profile, in whole or in part, after conclusion of a Session, (ii) use a Profile, through combination with other data or otherwise, to attempt to derive Personal Information or associate Personal Information with a Profile, (iii) combine a Profile with other information and store the results for later use, or (iv) resell or transfer a Profile to a third party in return for anything of value. Any violation of this Section 3.2 will constitute a material breach of this Agreement.

     3.3  Fees and Payment.
          ----------------

          a.   Subscription Fee.  In consideration of the rights granted in
               ----------------
Section 3.1, Subscriber will pay to Engage monthly in advance the fee set forth on Attachment 1 hereto ("Subscription Fee"). Payment of the Subscription Fee
   ------------
will entitle Subscriber to receive each month the number of Profiles specified on Attachment 1; Subscriber shall pay Engage for any additional Profiles
   ------------
received in such month at the rate specified on Attachment 1.  Upon the
                                                ------------
conclusion of the first three-month period of this Agreement and again upon the conclusion of each three-month period thereafter during the term of this Agreement (each a "Contract Quarter"), the Subscription Fee will be adjusted to reflect a Profile usage level equal to eighty percent (80%) of the average monthly number of Profiles received by Subscriber during the trailing Contract Quarter. Engage may change the Profile "cost per mil" upon thirty (30) days prior notice to Subscriber.

     b.   Contribution Discount.  In the event that Subscriber has elected to
          ---------------------
contribute Visitor Data to the Data Repository, Subscriber will receive a discount from the Subscription Fee in the amount set forth on Attachment 1.
                                                              ------------

     c.   Payment.  Subscriber will pay all fees due hereunder within thirty
          -------
(30) days of the date of invoice. Engage reserves the right to impose a late payment interest charge on amounts past due of 1.5% per month or, if lower, the maximum rate permitted by law.

     d.   Taxes.  Subscriber shall pay all taxes and government-imposed charges
          -----
resulting from this Agreement or activities under this Agreement, excluding taxes on Engage's net income.

     3.4  Subscriber Obligations.  Subscriber is solely responsible for its use
          ----------------------
of Profiles and represents and warrants to Engage that its use of Profiles will be in compliance with all foreign, federal, state and local laws and regulations. Subscriber will defend, indemnify and hold harmless Engage against any third-party claims based on Subscriber's use of the Profiles.

     3.5  Access to Data Repository.  Subscriber access to the Data Repository
          -------------------------
shall be through the Internet or, at Subscriber's option and expense, through a dedicated telecommunications line as further detailed in Attachment 1.
                                                         ------------

4.   CONTRIBUTION

     This Section 4 governs Contributor provision of Visitor Data to Engage, and will apply to Licensee only if Licensee has elected (as indicated in Section 1) to contribute to the Data Repository.

     4.1  Contribution of Visitor Data.  In consideration of the Subscription
          ----------------------------
Fee discount set forth on Attachment 1, Contributor will deliver to Engage the
                          ------------
Visitor Data from each Domain Name. The Software automatically will deliver the Visitor Data from Contributor to Engage.

     4.2  Engage Use of Visitor Data.  Engage will not (i) collect or store
          --------------------------
Personal Information, (ii) sell, report or transfer unprocessed Visitor Data from Contributor to any third party, or (iii) aggregate or present Visitor Data from Contributor in a form or manner that would permit a third party to (a) identify any individual's Personal Information or identity, (b) identify the data as originating from Contributor or (c) associate an individual with a Profile.

     4.3  Classification File.  The Software includes a classification table
          -------------------
permitting Contributor to map Visitor Data to predefined demographic and other categories ("Classification File"). Contributor will actively maintain and manage the Classification File in cooperation with Engage so that the Classification File is accurate and comprehensive in its mapping of Visitor Data. In the event that Engage reasonably believes that Contributor is failing to meet the foregoing standard, Engage will notify Contributor or such failure and, unless Contributor cures the failure within 30 days from such notification, Engage may either cancel the Subscription Fee discount for contribution of Visitor Data or terminate this Agreement.

5.   PRIVACY POLICY

     Licensee, whether a Subscriber or Contributor or both under this Agreement, will at all times during the term of this Agreement establish, maintain and post on each web site served by an Enterprise Server or Local Server a written policy regarding the collection and use by Licensee of visitor information.

6.   RIGHT TO USE SOFTWARE

     6.1  License.  Subject to the terms and conditions of this Agreement,
          -------
Engage hereby grants to Licensee a royalty-free, personal, non-transferable (except for temporary transfer for the limited duration of a CPU malfunction), non-exclusive license to install and operate only on Licensee's premises in the U.S. the Software solely for Licensee's own internal use on one or more Enterprise or Local Servers hosting the Domain Name(s).

     6.2  Restrictions.  Licensee may use the Software only for the purpose of
          ------------
subscribing and/or contributing to the Data Repository. Without limiting the foregoing, Licensee may not use the Software for the purpose of creating, maintaining or operating an enterprise or any other data repository. Except as expressly provided herein, Licensee shall not, and shall not permit others to, use, modify, copy (except for one Licensee back-up copy containing Engage's copyright notices and other proprietary marks), distribute, sublicense, assign, use for service bureau purposes, share, timeshare, rent or otherwise transfer, or decompile, disassemble, reverse engineer or otherwise attempt to derive the source code form of the Software, in whole or in part. All rights not expressly granted to Licensee are reserved by Engage. There are no implied rights.

     6.3  Indemnification.  Engage, at its expense, shall defend any action,
          ---------------
suit or proceeding brought against Licensee which alleges that the Software infringes any U.S. copyright and Engage shall pay damages finally awarded against Licensee; provided that Licensee promptly notifies Engage of the action and gives Engage the opportunity, sole authority, information and assistance (at Engage's expense) for control of the defense and settlement of the action; but Engage shall not be responsible for any legal costs incurred or settlement made without notice and its consent. Engage may, at its sole option and at its expense, either: (i) replace or modify the Software to make it non-infringing without material impairment of its functionality; (ii) obtain for Licensee the right to continue using the Software, or (iii) terminate this Agreement. Engage shall have no liability for any infringement or claim thereof based upon: (a) the combination of the Software with products not provided by Engage, or (b) modification or alteration of the Software by any person or entity other than Engage. THIS SECTION STATES ENGAGE'S SOLE LIABILITY WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS.

     6.4  Maintenance Services.  Subject to the terms and conditions of this
          --------------------
Agreement, Engage will provide Licensee with the Software maintenance services set forth in Attachment 1 during the term of this Agreement.
             ------------

7.   PROPRIETARY RIGHTS AND CONFIDENTIALITY

     7.1  Proprietary Rights.  As between Engage and Licensee, Engage will own
          ------------------
all right, title and interest in and to the Profiles, Data, Visitor Data, Data Repository and Software, as well as all intellectual property and proprietary rights therein.

     7.2  Visitor Data.  Contributor hereby assigns, and agrees to assign in the
          ------------
future, to Engage and its successors and assigns, all right, title and interest in and to the Visitor Data, as well as all intellectual property rights therein. From time to time upon the request of Engage or its successor or assign, Contributor will make such further assignments and confirm such assignments by execution and delivery of such assignments, confirmations of assignment, or other written instruments as Engage may reasonably request in order to effectuate this Section 7.2.

     7.3  Confidentiality.  Licensee acknowledges and agrees that (i) the Data,
          ---------------
Profiles, Documentation and the design, operational methods and coding of the Software (collectively "Confidential Materials") are not generally known to, or readily ascertainable by, the public, (ii) Engage uses all reasonable efforts on a consistent basis to prevent the acquisition, disclosure or use of the Confidential Materials without the specific consent of Engage, (iii) Engage derives substantial economic value from the secrecy of the Confidential Materials, and (iv) acquisition, disclosure or use, beyond the limited extent permitted herein, of the Confidential Materials would cause significant damage to Engage's business. Accordingly, Licensee agrees to hold the Confidential Materials in strict confidence and not to disclose the Confidential Materials to any third party without the prior consent of Engage.

     7.4  Equitable Relief.  Licensee acknowledges that the unauthorized
          ----------------
disclosure or use of the Confidential Materials other than as expressly set forth herein will (i) substantially diminish the value to Engage of the Confidential Materials and (ii) cause irreparable injury in a short period of time, and that Engage's remedy at law for such unauthorized disclosure or use is inadequate. Accordingly, if Licensee breaches any of its obligations with respect to the confidentiality or use of the Confidential Materials, Engage will be entitled to equitable relief to protect its interests therein, including, but not limited to, preliminary and permanent injunctive relief, in addition to any other remedies it may have, without the necessity of posting bond.

8.   LIMITED WARRANTY

     8.1  Data.  Engage will use commercially reasonable efforts to promptly
          ----
serve to Subscriber Profiles matching Subscriber requests.

     8.2  Software.  Engage warrants that the Software, if operated on the
          --------
Specified Configuration will function in material conformity with the related Documentation for a period of ninety (90) days from shipment (the "Warranty Period"). Receipt by Engage of a written claim under this limited warranty must occur within such period as a condition of this limited warranty. Engage does not warrant that the Software will be error free or that all errors and defects can or will be remedied. Engage's entire liability and Licensee s exclusive remedy under this warranty shall be for Engage to make commercially reasonable efforts to remedy in a commercially reasonable manner any material nonconformance reported by Licensee in writing within the Warranty Period, which obligation may be discharged by modifying erroneous Documentation.

     8.3  LIMITATION.  THE LIMITED WARRANTY STATED IN THIS SECTION 8 AND THE
          ----------
REMEDIES SET FORTH HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS WITH RESPECT TO THE PROFILES, DATA, VISITOR DATA, DATA REPOSITORY AND SOFTWARE, AND ENGAGE AND ITS LICENSORS HEREBY DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS, AND CONDITIONS, ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

9.   LIMITATION OF LIABILITY AND REMEDIES

     9.1 ENGAGE'S LIABILITY FOR ANY CAUSE WHATSOEVER ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, SHALL BE LIMITED TO THE TOTAL AMOUNT PAID TO ENGAGE UNDER THIS AGREEMENT IN THE CALENDAR YEAR IN WHICH THE EVENT GIVING RISE TO SUCH LIABILITY FIRST OCCURRED. LICENSEE RECOGNIZES THAT THE FEES HEREUNDER ARE BASED IN PART ON THE LIMITED WARRANTY AND LIMITATION OF LIABILITY AND REMEDIES SET FORTH ABOVE.

     9.2 IN NO EVENT WILL ENGAGE OR ITS LICENSORS BE LIABLE FOR ANY (a) DAMAGES CAUSED BY LICENSEE'S FAILURE TO PERFORM LICENSEE OBLIGATIONS, (b)INDIRECT, INCIDENTAL, SPECIAL, RELIANCE, EXEMPLARY, COVER OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST SAVINGS OR LOST DATA, EVEN IF ENGAGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (c) CLAIMS AGAINST LICENSEE BY ANY THIRD PARTY EXCEPT AS PROVIDED IN SECTION 6.3, (d) CLAIMS, WHETHER IN CONTRACT OR TORT, THAT AROSE MORE THAN ONE (1) YEAR PRIOR TO INSTITUTION OF SUIT THEREON, OR (e) DAMAGES, INCLUDING PRODUCT LIABILITY DAMAGES, CAUSED BY ANY NON-ENGAGE PRODUCT.

10.  TERM AND TERMINATION

     10.1 Term.  This Agreement will commence as of the Effective Date and
          ----
continue in effect for an initial term of one (1) year, and thereafter will renew automatically for successive one (1) year terms unless either party elects not to renew the Agreement by providing written notice thereof to the other party no later than ninety (90) days prior to the date of expiration of the then-current term. A Subscriber may at any time elect to also become a Contributor hereunder, in which case the term of the Contribution services will be commensurate with the then-current term of the Subscription services, and the Subscription Fee will be adjusted in accordance with Section 3.3(b).

     10.2 Termination of the Agreement.  Either party may terminate this
          ----------------------------
Agreement in the event of a material breach of any provision this Agreement that is not cured within thirty (30) days of receipt of written notice thereof from the other party; provided that such cure period will be ten (10) days in the event of a material breach of Sections 3.1, 3.2, 6.1, 6.2 or 7.

     10.3 Effect of Termination.  Upon termination or expiration of this
          ---------------------
Agreement, (i) each party will promptly pay to the other any amounts due and owing, (ii) all of Licensee's rights to use the Software and access the Data Repository shall automatically terminate, and Licensee shall cease use of all Software and access to the Data Repository and immediately either return or destroy (with the written certification of an officer of destruction) all copies of the Software, in whole or in part, and (iii) Licensee shall promptly return to Engage all tangible embodiments of Confidential Materials in its possession. Sections 3.2, 3.3(c)-(d), 3.4, 4.2, 6.2, 7, 9, 10.3, and 11 of this Agreement will survive termination or expiration of this Agreement.

11.  GENERAL

     11.1 Export Control.  Licensee acknowledges that the export of any Software
          --------------
is or may be subject to export or import control and Licensee agrees that any such items or the direct or indirect product thereof will not be exported (or re-exported from a country of installation) directly or indirectly, unless Licensee obtains all necessary licenses from the U.S. Department of Commerce or other agency as required by law.

     11.2 Assignment.  Licensee may not sublicense, assign (by operation of law
          ----------
or otherwise) or otherwise transfer this Agreement or any license or any right, duty or obligation under this Agreement without Engage's prior written consent, and any attempt to do so shall be null and void. Engage shall not unreasonably withhold its consent to the assignment of this Agreement by Licensee to an affiliate, to its successor in connection with a merger, acquisition or consolidation, or to the purchaser in connection with the sale of all or substantially all of Licensee's assets.

     11.3 No Waiver.  Failure or delay by either party to exercise any right or
          ---------
remedy under this Agreement shall not constitute a waiver of such right or remedy.

     11.4 Entire Agreement.  This Agreement, including Attachment 1 hereto
          ----------------                             ------------
constitutes the entire agreement between the parties with respect to the subject matter hereof. Different or additional terms contained in purchase orders, other documents supplied by Licensee, and all other communications, both oral and written, between the parties relating thereto, shall not apply. Except as set forth in
Section 2.11, this Agreement may only be modified by a mutually agreed signed amendment that expressly references this Agreement and is executed by duly authorized representatives of the parties and attached hereto.

     11.5  Severability.  If any provision or portion of this Agreement is held
           ------------
to be unenforceable or invalid, the remaining provisions and portions thereof shall nevertheless be given full force and effect, and the parties agree to negotiate, in good faith, a substitute valid provision which most nearly effects the parties' intent in entering this Agreement or attached Schedule.

     11.6  Force Majeure.  Excluding the payment of money, neither party will be
           -------------
deemed in default of any obligation hereunder nor be liable for any failure or delay in performance which results directly or indirectly from any cause beyond its reasonable control, including without limitation, "Acts of God", delays or failures in the Internet or related carriers and third party equipment, acts of civil or military authority, strikes, fire, theft, delays by suppliers, or action or inaction by the other party or any third party.

     11.7  Independent Contractors. Nothing in this Agreement shall be construed
           -----------------------
to imply a joint venture, partnership or agency relationship between the parties; Engage shall be considered an independent contractor when performing any Services under this Agreement.

     11.8  Notices.  Any written notice required to be provided pursuant to this
           -------
Agreement shall be deemed given (a) if by hand delivery, upon receipt hereof or
(b) if mailed, three (3) days after deposit in the U.S. mails, postage prepaid, certified mail, return receipt requested. All notices shall be addressed to the parties at the respective addresses indicated herein.

     11.9  United States Government Restricted Rights.  The Software is provided
           ------------------------------------------
with restricted rights. Use, duplication, or disclosure by the U.S. government or any agency or instrumentality thereof is subject to restrictions as set forth in subparagraphs (a) through (d) of the Commercial Computer - Restricted Rights clause at FAR 52.2227-19 when applicable, or subparagraph (c)(i)(ii) of the Rights in Technical Data and Computer Software Clause at 48 C.F.R. 52.227-19, and in similar clauses in the NASA FAR Supplement as applicable. Manufacturer is as set forth initially above.

     11.10 Governing Law. The laws of the Commonwealth of Massachusetts shall
           -------------
govern this Agreement, excluding its choice of laws provisions. The U.N. Convention on the International Sale of Goods shall not apply to this Agreement. With respect to all claims or actions related to this Agreement, Licensee waives all objections to the personal jurisdiction of and venue in the appropriate federal, state and local courts in the Commonwealth of Massachusetts.

     11.12 Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ENGAGE TECHNOLOGIES, INC.    LICENSEE

Signature                    Signature

Name:                        Name:

Title:                       Title:

                                  Attachment 1
                                  ------------

1.   Section 2.5 - Domain Name(s):
     ----------------------------



2.   Section 2.10 - Software:
     -----------------------



3.   Section 2.11 - Specified Configuration:
     --------------------------------------

          Hardware:
          --------



          Software:
          --------


4.   Maintenance Services:
     --------------------

     Engage will provide Licensee with the following maintenance services for the Software ("Maintenance Services"). The Maintenance Services will be provided only for the current release of the Software.

     Telephone Support:

      . Engage shall provide Licensee telephone support for answers to specific questions and guidance in diagnosing suspected Software problems between 8:00 a.m. and 5:00 p.m. (Eastern Standard Time) Monday through Friday excluding Engage holidays (the "Contract Hours"). Licensee may designate up to four (4) employees as contacts for such service. Engage shall not be obligated to respond to telephone calls from persons other than the four (4) designated employee contacts. Telephone support does not include training of Licensee's staff or consulting services or non-Software matters.

     . Licensee may call to report Errors in the Software and request Error response. Engage shall verify receipt of such requests and assign an appropriate priority classification. Depending on the classification, Engage will either:

                  a)   provide a software solution or workaround;
                  b)   provide an avoidance procedure;
                  c)   address the request in the next revision/iteration; or
                  d) discuss with Licensee possible custom professional services to resolve Licensee's request.

     . Emergency telephone support is available outside of Contract Hours solely for reporting of Errors that render the following Software products unusable or the use thereof commercially infeasible. Engage will make every reasonable effort to return such emergency calls within two (2) hours of receipt. Emergency calls are initiated through the standard Engage telephone support number.

     . Engage will make every reasonable effort to respond to Licensee's calls within four (4) Contract Hours.


          Error Response:

     . Consistent with the priorities set forth above, Engage shall use commercially reasonable efforts to address verifiable and reproducible Errors reported by Licensee to Engage so that the Software functions in material conformity with the Documentation and/or erroneous Documentation is corrected. The parties acknowledge that, despite Engage's performance in accordance with this Agreement, not all Errors can or will be remedied.

     . If Engage is unable by remote telephone support to address an Error as specified above, then Engage, at its sole discretion, may dispatch a software engineer to the site to address the Error using commercially reasonable efforts. Dispatch shall be within twenty four
          (24) hours after Engage has determined at its sole discretion that telephone assistance is not sufficient. If Licensee requests an on-site Software support visit and Engage determines that the reported problem is not the responsibility of Engage, then Licensee, in addition to reimbursing Engage's expenses, shall be charged for the service call on a time and materials basis plus a surcharge.

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          Updates:

     . From time to time during the term of this Agreement, Engage shall provide Licensee with Updates.

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